SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 21, 2004

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF	06-1340090
INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER
20415 NORDHOFF STREET	IDENTIFICATION NUMBER)
CHATSWORTH, CA	91311
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On October 21, 2004, registrant made an earnings release announcing registrant’s third quarter 2004 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of October 21, 2004, and registrant does not assume any obligation to update such information in the future.

On October 21, 2004, as previously announced, registrant held a teleconference and audio web cast to discuss its third quarter 2004 financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of October 21, 2004, and registrant does not assume any obligation to update such information in the future.

The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.

On October 21, 2004, MRV publicly announced its statements of operations for the three and nine months ended September 30, 2004 and 2003, and its balance sheets at September 30, 2004 and December 31, 2003. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.

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MRV Communications, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2004	2003	2004	2003
	(Unaudited)
Net revenue	$62,941	$56,817	$189,786	$169,892
Cost of goods sold	42,807	38,397	125,665	117,044

Gross profit	20,134	18,420	64,121	52,848
Operating costs and expenses:
Product development and engineering	6,373	8,088	18,516	23,714
Selling, general and administrative	16,855	16,841	53,681	45,457
Impairment of goodwill and other intangibles	—	356	—	356

Total operating costs and expenses	23,228	25,285	72,197	69,527

Operating loss	(3,094)	(6,865)	(8,076)	(16,679)
Other income (expense), net	81	(577)	(1,134)	(6,009)

Loss before provision for taxes and extraordinary gain	(3,013)	(7,442)	(9,210)	(22,688)
Provision for taxes	739	412	2,388	1,333

Loss before extraordinary gain	(3,752)	(7,854)	(11,598)	(24,021)
Extraordinary gain, net of tax	—	1,950	—	1,950

Net loss	$(3,752)	$(5,904)	$(11,598)	$(22,071)

Earnings per share:
Loss before extraordinary gain	$(0.04)	$(0.08)	$(0.11)	$(0.24)
Extraordinary gain, net of tax	$—	$0.02	$—	$0.02
Basic and diluted loss per share	$(0.04)	$(0.06)	$(0.11)	$(0.22)
Weighted average number of shares:
Basic and diluted	104,114	103,097	105,068	101,152

MRV Communications, Inc.

Balance Sheets

(In thousands)

	September 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,401	$88,706
Short-term marketable securities	6,531	5,221
Time deposits	1,124	1,411
Accounts receivable, net	56,449	53,464
Inventories	45,569	35,799
Other current assets	4,323	5,379

Total current assets	180,397	189,980
Property and equipment, net	20,099	25,416
Goodwill	29,965	29,965
Long-term marketable securities	1,676	1,705
Deferred income taxes	1,778	2,594
Investments	3,063	3,063
Other assets	1,651	2,040

	$238,629	$254,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$5,178	$2,905
Accounts payable	39,826	46,811
Accrued liabilities	25,630	25,523
Deferred revenue	3,288	3,754
Other current liabilities	2,280	2,936

Total current liabilities	76,202	81,929
Long-term debt	122	200
Convertible notes	23,000	23,000
Other long-term liabilities	4,442	4,215
Minority interest	5,164	5,291
Commitments and contingencies
Stockholders’ equity	129,699	140,128

	$238,629	$254,763

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of October 21, 2004 announcing registrant’s third quarter 2004 financial results (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of October 21, 2004 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 25, 2004

MRV COMMUNICATIONS, INC.
By:	/s/ NOAM LOTAN

Noam Lotan President and Chief Executive Officer